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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-212810

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 1, 2016

Preliminary Prospectus Supplement to Prospectus dated August 1, 2016

2,750,000 Shares

Ellie Mae, Inc.

Common Stock

        We are offering 2,750,000 shares of our common stock.

        Our common stock is traded on the New York Stock Exchange under the symbol "ELLI." The last reported sale price of our common stock on July 29, 2016, as reported on the New York Stock Exchange, was $92.11 per share.

        Investing in our common stock involves a high degree of risk. You should carefully consider the risks described under "Risk Factors" on page S-7 of this prospectus supplement before making a decision to invest in our common stock.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Offering price	$	$

Underwriting discount(1)	$	$

Proceeds, before offering expenses, to Ellie Mae	$	$

(1)
We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See "Underwriting."

        To the extent that the underwriters sell more than 2,750,000 shares of our common stock, the underwriters have the option to purchase from us up to an additional 412,500 shares at the offering price less the underwriting discount of $      per share.

        The underwriters expect to deliver the shares of common stock against payment in New York, New York on or about            , 2016.

J.P. Morgan	Morgan Stanley	Barclays

JMP Securities	Needham & Company	Oppenheimer & Co.	Roth Capital Partners

Prospectus Supplement dated                        , 2016

        Unless we have indicated otherwise, references in this prospectus supplement to "Ellie Mae," "Company," "we," "us," "our" and similar terms refer to Ellie Mae, Inc. and its subsidiaries.

ABOUT THIS PROSPECTUS SUPPLEMENT

        You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, as modified and superseded pursuant to Rule 412 under the Securities Act of 1933, as amended. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any document incorporated by reference and any related free writing prospectus that we authorized to be delivered to you is accurate or complete as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since the applicable dates.

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to "this prospectus," we are referring to both parts of this document combined. In this prospectus supplement, as permitted by law, we "incorporate by reference" information from other documents that we file with the U.S. Securities and Exchange Commission, or the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference into this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between the information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

        You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the common stock offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the common stock offered by this prospectus supplement. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

        We file annual, quarterly and current reports and other information with the SEC. You may read and copy any materials we file at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current

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reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

        These documents are also available, free of charge, through the Investor Relations section of our website, which is located at www.elliemae.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and accompanying prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements include, but are not limited to, statements concerning our strategy, future operations, future financial performance, future revenues, future profitability, future products and services, projected costs, expectations regarding demand and acceptance of our products and services, growth opportunities, our reputation, future economic conditions, trends in the market in which we operate, the plans and objectives of management and the statements set forth in the section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in our other filings with the SEC.

        The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation:

  •
  outages and other system interruptions in the Ellie Mae Network service, our hosted Encompass software and any related impact on our reputation;

  •
  fluctuations in mortgage lending volume;

  •
  the volume of mortgages originated by our Encompass users;

  •
  the impact of changes in mortgage interest rates;

  •
  changes in mortgage originator, lender, investor or service provider behavior and any related impact on the residential mortgage industry;

  •
  our ability to accurately forecast revenues and appropriately plan our expenses; the number of Encompass users, including contracted SaaS Encompass users;

  •
  the effectiveness of our marketing and sales efforts to attract new and retain existing SaaS Encompass users and Ellie Mae Network participants;

  •
  transaction volume on the Ellie Mae Network;

  •
  the level of demand for our Encompass Docs Solution, our Encompass Product and Pricing Service and other services we offer;

  •
  the level of adoption of our Total Quality Loan program;

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  •
  the timing of the introduction and acceptance of new Ellie Mae Network offerings and new on-demand services;

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  our ability to protect the confidential information of our Encompass users, Ellie Mae Network participants and their respective customers;

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  customer renewal and upgrade rates; the increased time, cost and complexity that may be required to successfully target larger customers;

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  our ability to scale our operations and increase productivity to support our existing and growing customer base;

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  our ability to successfully manage our growth and any future acquisitions of businesses, solutions or technologies;

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  the risk that the anticipated benefits and growth prospects expected from our recent acquisitions may not be fully realized or may take longer to realize than expected;

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  the timing of future acquisitions of businesses, solutions or technologies and new product launches;

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  the impact of uncertain domestic and worldwide economic conditions, including the resulting effect on residential mortgage volumes;

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  changes in government regulation affecting Ellie Mae Network participants or our business, and potential structural changes in the U.S. residential mortgage industry;

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  the attraction and retention of qualified employees and key personnel;

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  our ability to compete effectively in a highly competitive market and adapt to technological changes;

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  our ability to enhance the features and functionality of our Encompass software and the Ellie Mae Network including the development and successful deployment of our next generation Encompass platform;

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  our ability to protect our intellectual property, including our proprietary Encompass software;

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  costs associated with defending intellectual property infringement and other claims; our ability to maintain effective internal controls;

  •
  the risk of natural and man-made catastrophic interruptions to our business; and

  •
  the risks set forth in the section captioned "Risk Factors" in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in our other filings with the SEC. We do not assume any obligation to update any forward-looking statements, except as required by law.

        Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See "Where You Can Find More Information."

S-iii

SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in our common stock. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision to purchase our common stock, especially the risks of investing in our common stock discussed in the section titled "Risk Factors" in this prospectus supplement as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus.

ELLIE MAE, INC.

        We are a leading provider of innovative on-demand software solutions and services for the residential mortgage industry in the United States. Our Encompass all-in-one mortgage management solution provides one system of record that allows banks, credit unions and mortgage lenders to originate and fund mortgages and improve compliance, loan quality and efficiency. At June 30, 2016, approximately 153,000 mortgage professionals used Encompass for their mortgage management solution.

        Our Encompass software is an all-in-one, comprehensive enterprise solution that handles most of the functions involved in running the business of originating mortgages including: customer relationship management; loan processing; underwriting; preparation of mortgage applications, disclosure agreements and closing documents; funding and closing the loan for the borrower; compliance with regulatory and investor requirements and overall enterprise management that provides one system of record for loans. Delivery of our Encompass software in an on-demand Software-as-a-Service, or SaaS, environment provides customers with the added benefits of lower up front implementation costs and reduced need for an infrastructure of servers, storage and network devices and the staff needed to support the infrastructure. Moreover, SaaS Encompass provides access to the most current version of the software, including periodic upgrades and regulatory updates. We also host the Ellie Mae Network, a proprietary electronic platform that allows Encompass users to conduct electronic business transactions with investors and service providers with whom they work in order to process and fund loans.

        For mortgage originators, Encompass is a comprehensive mortgage management system that handles key business and management functions involved in running a residential mortgage origination business. Mortgage originators use Encompass as a single tool for loan processing, marketing and customer communication and to interact electronically with lenders, investors and service providers over the Ellie Mae Network. We also offer Encompass users a variety of other on-demand software services, including:

  •
  Encompass CenterWise, which is a bundled offering of electronic document management;

  •
  Encompass WebCenter and Encompass TPO WebCenter, which are websites used for customer relationship management;

  •
  Encompass Compliance Service, which is a service that automatically checks for compliance with federal, state and local regulations throughout the origination process;

  •
  Encompass Docs Solution, which is a service that automatically prepares the disclosure and closing documents necessary to fund a mortgage;

  •
  Encompass CRM, which offers a suite of sales and marketing tools for managing contacts, leads and marketing campaigns;

  •
  Encompass Product and Pricing Service, which allows Encompass users to compare loans offered by different lenders and investors to determine appropriate mortgage programs available to a particular borrower;

  •
  Encompass Flood Service, which allows Encompass users to order and transfer flood zone certifications;

  •
  Encompass Consumer Direct, which is a web-based tool that allows borrowers to complete a loan application online;

  •
  Total Quality Loan, which offers the following suite of services:

  •
  Encompass Fraud Service, which enables fraud detection, valuation, validation and risk analysis services using streamlined workflows and processing rules;

  •
  Encompass 4506-T, a tax transcript service which provides income verification capability to our customers; and

  •
  Encompass Appraisal Service, a service for ordering and managing appraisals.

        For the lenders, investors and service providers on the Ellie Mae Network, we provide electronic connectivity that allows them to do business with mortgage origination professionals using Encompass.

        Mortgage originators pay for SaaS Encompass in one of two models: recurring monthly subscription fees or monthly fees based on the number of licensed users and mortgages funded, which we refer to as Success Based Pricing. Our additional services are paid on a subscription or transaction basis. Lenders and service providers participating in the Ellie Mae Network also pay us fees, generally on a per transaction basis, for transactions processed through the Ellie Mae Network from Encompass users.

        Under the AllRegs brand, our research and reference products include single and multifamily underwriting and insuring guidelines as well as libraries of federal and state laws and regulations, and we are the exclusive electronic publisher of the Fannie Mae and Freddie Mac Single and Multi-Family Seller/Servicer Guides and The Federal Home Loan Banks' MPF Program Guidelines. Our educational division, AllRegs Academy, offers courses related to the mortgage industry, including self-paced training, instructor-led online courses, webinars or live classroom training and certified continuing education classes for state licensed mortgage originators. In addition, through the AllRegs brand, we offer documentation and learning management solutions to facilitate our customers' mortgage lending compliance, as well as data and analytics services relating to investor loan products.

        Founded in 1997 as a California corporation, we were reincorporated as a Delaware corporation in November 2009. We completed our initial public offering in April 2011, and our common stock is listed on the New York Stock Exchange under the symbol "ELLI." Our mailing address and executive offices are located at 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588, and our telephone number at that address is (925) 227-7000. Our website address is www.elliemae.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

        The "Ellie Mae," "Encompass," "AllRegs", and other trademarks or service marks of Ellie Mae appearing in this prospectus supplement and the accompanying prospectus are the property of Ellie Mae.

THE OFFERING

Common Stock We Are Offering	2,750,000 shares (or 3,162,500 shares if the underwriters exercise their option to purchase additional shares from us in full)
Common Stock to be Outstanding after This Offering	32,948,074 shares (or 33,360,574 shares if the underwriters exercise their option to purchase additional shares from us in full)
Use of Proceeds

We expect to receive net proceeds from this offering of approximately $241.3 million (or approximately $277.6 million if the underwriters exercise their option to purchase additional shares from us in full) after deducting the underwriting discounts and commissions and our estimated offering expenses. The estimated net proceeds are based on the assumed public offering price of $92.11 per share, which was the last reported sale price of our common stock on July 29, 2016.

We intend to use the net proceeds that we receive for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters and capital expenditures. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business. We have no present understandings, commitments or agreements to enter into any acquisitions or investments. Our management will have broad discretion over the uses of the net proceeds we receive. See "Use of Proceeds."

Risk Factors

See "Risk Factors" beginning on page S-7 and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before investing in our common stock.

New York Stock Exchange Symbol	"ELLI"

        The number of shares of common stock that will be outstanding after this offering is based on 30,198,074 shares outstanding as of June 30, 2016, and excludes:

  •
  2,140,813 shares of common stock issuable upon the exercise of options outstanding at June 30, 2016, at a weighted average exercise price of $25.45 per share;

  •
  1,001,229 shares of common stock issuable upon the vesting of restricted stock units outstanding at June 30, 2016;

  •
  370,038 shares of common stock issuable upon the vesting of certain performance awards and performance-vesting restricted stock units outstanding at June 30, 2016;

  •
  136,598 shares of common stock issuable upon the achievement of performance awards and performance-vesting restricted stock units in their performance period at June 30, 2016; and

  •
  5,353,062 shares of common stock reserved for future issuance under our stock-based compensation plans at June 30, 2016, consisting of: (i) 3,900,222 shares of common stock reserved for issuance under our 2011 Equity Incentive Award Plan, (ii) 1,452,840 shares of common stock reserved for issuance under our Employee Stock Purchase Plan, and (iii) shares that become available under the 2011 Equity Incentive Award Plan and Employee Stock Purchase Plan pursuant to provisions thereof that automatically increase the share reserves under such plans each year.

        Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their right to purchase up to an additional 412,500 shares of common stock from us in this offering.

SUMMARY CONSOLIDATED FINANCIAL DATA

        The summary consolidated statements of operations data for the years ended December 31, 2013, 2014 and 2015, are derived from our audited consolidated financial statements that are incorporated by reference into this prospectus supplement. The summary unaudited consolidated statements of operations data for the six months ended June 30, 2015 and 2016 and the summary unaudited consolidated balance sheet data as of June 30, 2016 are derived from our unaudited consolidated financial statements that are incorporated by reference into this prospectus supplement. The unaudited consolidated financial statements were prepared on a basis consistent with our audited consolidated financial statements and include, in the opinion of management, all adjustments necessary for the fair statement of the financial information contained in those statements. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods.

        The following selected consolidated financial data should be read in conjunction with our consolidated financial statements and the related notes included in our annual and quarterly reports which are incorporated by reference into this prospectus supplement.

	Year Ended December 31,			Six Months Ended June 30,
	2015	2014	2013	2016	2015
				(unaudited)
	(in thousands, except share and per share data)
Consolidated Statements of Operations Data:
Revenues	$253,937	$161,537	$128,481	$163,723	$120,131
Cost of revenues(1)	84,208	46,283	32,630	55,084	38,212

Gross profit	169,729	115,254	95,851	108,639	81,919
Operating expenses:
Sales and marketing(1)	38,208	26,544	21,331	27,792	18,564
Research and development(1)	40,451	28,228	24,695	27,115	17,579
General and administrative(1)	57,212	39,361	30,853	33,525	26,451

Total operating expenses	135,871	94,133	76,879	88,432	62,594

Income from operations	33,858	21,121	18,972	20,207	19,325
Other income (expense), net	619	488	460	361	285

Income before income taxes	34,477	21,609	19,432	20,568	19,610
Income tax provision (benefit)	12,219	6,786	6,114	7,474	8,396

Net income	$22,258	$14,823	$13,318	$13,094	$11,214

Net income per share of common stock:
Basic	$0.76	$0.53	$0.50	$0.44	$0.39
Diluted	$0.72	$0.50	$0.47	$0.42	$0.37
Weighted average shares outstanding:
Basic	29,179,352	27,858,828	26,581,962	29,643,779	28,931,042
Diluted	30,842,584	29,593,873	28,502,403	31,279,512	30,643,071

(1)
The following table presents the stock-based compensation expense included in each respective expense category:

	Year Ended December 31,			Six Months Ended June 30,
	2015	2014	2013	2016	2015
				(unaudited)
	(in thousands)
Cost of revenues	$3,218	$1,579	$745	$2,102	$1,428
Sales and marketing	2,752	1,562	1,041	1,937	1,190
Research and development	5,431	3,672	3,469	3,448	2,523
General and administrative	12,840	7,735	9,004	7,221	5,943

Total	$24,241	$14,548	$14,259	$14,708	$11,084

        Our consolidated balance sheet data as of June 30, 2016 is presented:

  •
  on an actual basis; and

  •
  on an as-adjusted basis to give effect to the sale of the 2,750,000 shares of common stock offered by us hereby, as set forth on the cover page of this prospectus supplement, based on the assumed public offering price of $92.11 per share, which was the last reported sale price of our common stock on the New York Stock Exchange on July 29, 2016, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

	As of June 30, 2016
	Actual	As Adjusted(1)
	(unaudited) (in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$44,609	$285,913
Short-term investments	46,859	46,859
Property and equipment, net	105,787	105,787
Working capital	91,301	332,605
Total assets	397,071	638,375
Total stockholders' equity	326,259	567,563

(1)
Each $1.00 increase or decrease in the assumed public offering price of $92.11 per share would increase or decrease, as applicable, our cash and cash equivalents, working capital, total assets and total stockholders' equity by approximately $2.6 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each 1.0 million increase or decrease in the number of shares offered by us, as set forth on the cover page of this prospectus supplement, would increase or decrease, as applicable, our cash and cash equivalents, working capital, total assets and total stockholders' equity by approximately $91.1 million, assuming that the assumed public offering price of $92.11 per share remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at pricing.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and in documents that we incorporate by reference, you should carefully consider the risks discussed below and in "—Part II—Other Information—Item IA—Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 before making a decision about investing in our securities. The risks and uncertainties discussed below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to the Offering and the Ownership of our Common Stock

Our stock price is volatile and purchasers of our common stock could incur substantial losses.

        The trading price of our common stock may be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this "Risk Factors" section and elsewhere in our filings with the SEC, these factors include:

  •
  our operating performance and the operating performance of similar companies;

  •
  the overall performance of the equity markets;

  •
  the number of shares our common stock publicly owned and available for trading;

  •
  threatened or actual litigation;

  •
  changes in laws or regulations relating to our solutions;

  •
  any major change in our board of directors or management;

  •
  publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts;

  •
  large volumes of sales of our shares of common stock by existing stockholders; and

  •
  general political and economic conditions.

        In addition, the stock market in general has experienced extreme price and volume fluctuations. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company's securities. This litigation, if instituted against us, could result in very substantial costs, divert our management's attention and resources and harm our business.

You may experience future dilution as a result of future equity offerings.

        In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have broad discretion in how we use the net proceeds of this offering and our other resources, and we may not use these proceeds effectively or in ways with which you agree.

        Our management will have broad discretion as to the application of the net proceeds of this offering and our other resources and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds and our other resources. Moreover, our management may use the net proceeds and our other resources for corporate purposes that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

Our stock repurchase program may be suspended or terminated at any time, which may result in a decrease in the trading price of our common stock.

        Our board of directors previously approved a stock repurchase program under which we are authorized to repurchase up to $75.0 million of our common stock over a 36-month period ending in May 2017, $43.5 million of which remains available as of June 30, 2016. Such stock repurchases may be limited, suspended or terminated at any time without prior notice. There can be no assurance that we will repurchase additional shares of our common stock under our stock repurchase program or that any future repurchases will have a positive impact on the trading price of our common stock or earnings per share. Important factors that could cause us to limit, suspend or terminate our stock repurchase program include, among others, unfavorable market conditions, the trading price of our common stock, the nature of other investment or strategic opportunities presented to us from time to time, the rate of dilution of our equity compensation programs, the availability of adequate funds and our ability to make appropriate, timely and beneficial decisions as to when, how and whether to purchase shares under the stock repurchase program. If we limit, suspend or terminate our stock repurchase program, our stock price may be negatively affected.

If securities or industry analysts discontinue publishing research or publish inaccurate or unfavorable research about our business, our stock price could decline.

        The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price to decline.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements could be impaired, which could result in a loss of investor confidence in our financial reports, significant expenses to remediate any internal control deficiencies and ultimately have an adverse effect on the market price of our common stock.

        As a publicly-traded company, we are subject to compliance with, among other regulations, Section 404 of the Sarbanes-Oxley Act of 2002, or SOX, which requires that we test our internal control over financial reporting and disclosure controls and procedures. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. Our compliance with SOX requires that we incur substantial expense and expend significant management time on compliance-related issues. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could harm our operating results and lead to a decline in our stock price. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the New York Stock Exchange, regulatory investigations, civil or criminal sanctions and class action litigation.

        As a third-party technology service provider of mission-critical products and services to many financial institutions that are regulated by one or more member agencies of the Federal Financial Institutions Examination Council, or FFIEC, we are subject to an IT examination by the member agencies of the FFIEC. As a result, the FFIEC conducts recurring IT Examinations in order to identify existing or potential risks associated with our operations that could adversely affect the financial institutions to whom we provide products and services, evaluate our risk management systems and controls and determine our compliance with applicable laws that affect the products and services we provide to financial institutions. In addition to examining areas such as our management of technology, data integrity, information confidentiality and service availability, the reviews also assess our financial stability. In June 2014, the FDIC, a member agency of the FFIEC, completed its IT examination and found that, while the services we provide to our client banks are satisfactory, several matters required further attention, some of which were repeat findings and recommendations from the FDIC's 2012 examination. Although management has developed a plan for addressing these matters, we cannot be assured that the plan will satisfy the FDIC or applicable law. A sufficiently unfavorable review from the FFIEC in the future could have a material adverse effect on our business and financial condition.

Certain provisions in our charter documents and Delaware law could discourage takeover attempts and lead to management entrenchment.

        Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our board of directors. These provisions include:

  •
  a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

  •
  no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

  •
  the exclusive right of our board of directors to appoint a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

  •
  the ability of our board of directors to determine to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

  •
  a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

  •
  the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

  •
  advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders' meeting,

    which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of us.

        We are also subject to certain anti-takeover provisions under Delaware law. Under Delaware law, a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction.

 USE OF PROCEEDS

        We estimate that the net proceeds that we will receive from the sale of shares of common stock in this offering will be approximately $241.3 million ($277.6 million if the underwriters exercise their option in full) at an assumed public offering price of $92.11 per share (the closing price of our common stock on July 29, 2016), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We do not expect that a change in the offering price or the number of shares by these amounts would have a material effect on our uses of the proceeds from this offering. Each $1.00 increase or decrease in the assumed public offering price of $92.11 per share would increase or decrease, as applicable, our net proceeds from this offering by approximately $2.6 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each 1.0 million increase or decrease in the number of shares offered by us, as set forth on the cover page of this prospectus supplement, would increase or decrease, as applicable, our net proceeds from this offering by approximately $91.1 million, assuming that the assumed public offering price of $92.11 per share remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

        We intend to use the net proceeds that we receive for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters and capital expenditures. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business. We have no present understandings, commitments or agreements to enter into any acquisitions or investments. Our management will have broad discretion over the uses of the net proceeds we receive.

        Pending use of the proceeds as described above, we may invest the net proceeds in short-term, investment-grade interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government. We cannot predict whether any proceeds invested will yield a favorable return.

 DESCRIPTION OF COMMON STOCK

        The following description of our common stock summarizes the material terms and provisions of our common stock. For the complete terms of our common stock, please refer to our certificate of incorporation and bylaws that are incorporated by reference into the registration statement of which this prospectus supplement is a part. The summary below is qualified in its entirety by reference to our certificate of incorporation and bylaws, as in effect at the time of any offering of securities under this prospectus supplement.

Common Stock

        We are authorized to issue 140,000,000 shares of common stock, par value $0.0001 per share, of which 30,198,074 shares were issued and outstanding as of June 30, 2016.

        Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future. All outstanding shares of common stock are fully paid and non-assessable, and all shares of common stock to be issued under this prospectus supplement will be fully paid and non-assessable.

Anti-Takeover Provisions

        The following paragraphs summarize certain provisions of our certificate of incorporation, our bylaws and the Delaware General Corporation Law, or the DGCL. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and to our certificate of incorporation and bylaws, copies of which are on file with the SEC and are exhibits to documents previously filed by us. See "Where You Can Find More Information."

Certificate of Incorporation and Bylaws

        Our certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. Our certificate of incorporation and bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our board of directors, chairman of the board, chief executive officer or president (in the absence of a chief executive officer) may call a special meeting of stockholders.

        Although our certificate of incorporation requires the approval of the majority of the voting power of the Company's then-outstanding shares for the amendment, repeal or modification of certain provisions of our certificate of incorporation and bylaws relating to the classification of our board of directors, the combination of the classification of our board of directors, the lack of cumulative voting and the requirement that stockholder actions be effected at a duly called meeting and the designated parties entitled to call a special meeting of the stockholders will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

        These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, such provisions also may inhibit increases in the market price of our stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Section 203 of the Delaware General Corporation Law

        We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

  •
  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) in employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 defines business combination to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

        In general, Section 203 defines an "interested stockholder" as an entity or person who, together with the person's affiliates and associates, beneficially owns or, within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services. The transfer agent's address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120 and its telephone number is (800) 468-9716 or (651) 450-4064.

Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "ELLI."

PRICE RANGE OF COMMON STOCK

        Our common stock is traded on the New York Stock Exchange under the symbol "ELLI." The following table sets forth for the indicated periods the high and low intra-day sales prices per share for our common stock as reported by and listed on the New York Stock Exchange.

	High	Low
Year Ended December 31, 2014:
First Quarter	$32.27	$23.90
Second Quarter	$31.99	$23.62
Third Quarter	$36.22	$27.85
Fourth Quarter	$42.66	$31.05
Year Ended December 31, 2015:
First Quarter	$57.36	$39.29
Second Quarter	$71.52	$54.60
Third Quarter	$82.92	$64.83
Fourth Quarter	$78.71	$58.35
Year Ending December 31, 2016:
First Quarter	$91.16	$57.88
Second Quarter	$94.20	$74.11
Third Quarter (through July 29, 2016)	$102.63	$90.25

        The last reported sale price for our common stock on the New York Stock Exchange was $92.11 per share on July 29, 2016. We estimate that there were approximately 53 holders of record of our common stock as of June 30, 2016.

 DIVIDEND POLICY

        We have never declared or paid cash dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws and compliance with future credit agreements and other loan arrangements, which may restrict or limit our ability to pay dividends, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

 CAPITALIZATION

        The following table sets forth our unaudited cash, cash equivalents and short-term investments, the current portion of liabilities and total capitalization as of June 30, 2016:

  •
  on an actual basis; and

  •
  on an as-adjusted basis to give effect to the sale of the 2,750,000 shares of common stock offered by us hereby, as set forth on the cover page of this prospectus supplement, based on the assumed public offering price of $92.11 per share, which was the last reported sale price of our common stock on the New York Stock Exchange on July 29, 2016, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

        You should read this table in conjunction with "Use of Proceeds" as well as our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, including the related notes, incorporated by reference into the accompanying prospectus and, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016.

	As of June 30, 2016
	Actual	As Adjusted
	(unaudited) (in thousands, except share and per share data)
Cash, cash equivalents and short term investments	$91,468	$332,772

Total current liabilities	$55,735	$55,735

Leases payable, net of current portion	151	151
Stockholders' equity:
Common stock, par value $0.0001 per share; 140,000,000 shares authorized; 30,198,074 shares issued and outstanding, actual; 32,948,074 shares issued and outstanding, as adjusted	3	3
Additional paid-in capital	307,227	548,531
Accumulated other comprehensive income	172	172
Retained earnings	18,857	18,857

Total stockholders' equity	326,259	567,563

Total capitalization	$326,410	$567,714

        The number of shares of common stock that will be outstanding after this offering is based on the 30,198,074 shares outstanding as of June 30, 2016, and excludes:

  •
  2,140,813 shares of common stock issuable upon the exercise of options outstanding at June 30, 2016 at a weighted average exercise price of $25.45 per share;

  •
  1,001,229 shares of common stock issuable upon the vesting of restricted stock units outstanding at June 30, 2016;

  •
  370,038 shares of common stock issuable upon the vesting of certain performance awards and performance-vesting restricted stock units; and

  •
  136,598 shares of common stock issuable upon the achievement of performance awards and performance-vesting restricted stock units in their performance period at June 30, 2016; and

  •
  5,353,062 shares of common stock reserved for future issuance under our stock-based compensation plans at June 30, 2016, consisting of: (i) 3,900,222 shares of common stock reserved for issuance under our 2011 Equity Incentive Award Plan, (ii) 1,452,840 shares of common stock reserved for issuance under our Employee Stock Purchase Plan, and (iii) shares that become available under the 2011 Equity Incentive Award Plan and Employee Stock Purchase Plan pursuant to provisions thereof that automatically increase the share reserves under the plans each year.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR
NON-U.S. HOLDERS

        The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock to non-U.S. holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax or estate tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

        This summary also does not address the tax considerations arising under the laws of any State of the United States or any local, non-U.S. or other taxing jurisdiction or under U.S. federal non-income tax laws, such as gift and estate tax laws, except to the limited extent set forth below, or under any applicable tax treaty. In addition, this discussion does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

  •
  banks, insurance companies or other financial institutions;

  •
  persons subject to the alternative minimum tax or the Medicare contribution tax on net investment income;

  •
  tax-exempt organizations or accounts;

  •
  controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

  •
  certain former citizens or long-term residents of the United States;

  •
  persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

  •
  persons who hold our common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction;

  •
  persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

  •
  persons deemed to sell our common stock under the constructive sale provisions of the Code.

        In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

        You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any State of the United States or any local, non-U.S. or other taxing jurisdiction, or under any applicable tax treaty.

Non-U.S. Holder Defined

        For purposes of this discussion, you are a non-U.S. holder if you are a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, a partnership or any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income tax regardless of its source; or

  •
  a trust (x) the administration of which is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has made an election to be treated as a U.S. person.

Distributions

        As described in the section titled "Dividend Policy," we have never declared or paid cash dividends on our common stock and currently do not anticipate paying any cash dividends on our common stock in the foreseeable future. However, if we make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock (determined separately with respect to each share of our common stock), but not below zero, and then will be treated as gain from the sale of that stock.

        Subject to the discussion below regarding effectively connected income, backup withholding and foreign accounts, any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us with an IRS Form W-8BEN or IRS Form W-8BEN-E (generally including an applicable taxpayer identification number) or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If you hold our common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, who then will be required to provide the required certification to us or our paying agent, either directly or through other intermediaries. You should consult your tax advisor regarding your entitlement to benefits under any applicable income tax treaty. If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts currently withheld if you file an appropriate claim for refund with the IRS.

        Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment or fixed base maintained by you in the United States) generally are exempt from such withholding tax. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the you in the United States) may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Gain on Sale or Other Disposition of Common Stock

        Subject to the discussion below regarding backup withholding and foreign accounts, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

  •
  the gain is effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States), in which case you will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and for a non-U.S. holder that is a corporation, such non-U.S. holder may be subject to the branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty;

  •
  you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case you will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by certain U.S. source capital losses (even though you are not considered a resident of the United States); provided that you have timely filed U.S. federal income tax returns with respect to such losses; or

  •
  our common stock constitutes a U.S. real property interest by reason of our status as a "United States real property holding corporation" for U.S. federal income tax purposes, a USRPHC, at any time within the shorter of the five-year period preceding the disposition or your holding period for our common stock. We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the applicable period that is specified in the Code. Please note, though, that we can provide no assurance that our common stock will be treated as regularly traded.

U.S. Federal Estate Tax

        Our common stock held (or treated as held) by an individual non-U.S. holder at the time of death will be included in such holder's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

Backup Withholding and Information Reporting

        Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

        Payments of dividends or of proceeds on the disposition of stock made to you may be subject to additional information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

        Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Legislation and Guidance Affecting Taxation of Our Common Stock Held By or Through Foreign Entities

        Legislation and administrative guidance (referred to as the Foreign Account Tax Compliance Act or "FATCA") generally will impose a U.S. federal withholding tax of 30% on any dividends paid and, after December 31, 2018, the gross proceeds of a sale of our common stock paid to (i) a "foreign financial institution" (as specially defined under these rules), whether such foreign financial institution is the beneficial owner or an intermediary, unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (ii) a "non-financial foreign entity" (as specially defined under these rules), whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. If the country in which the payee is resident has entered into an "intergovernmental agreement" with the United States regarding FATCA, the payee may be permitted to report to that country instead of the United States, and the intergovernmental agreement may otherwise modify the requirements described in this paragraph. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

        The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

        We are offering the shares of common stock described in this prospectus through a number of underwriters. J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Barclays Capital Inc. are acting as joint book running managers of the offering and as representatives of the underwriters below. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Barclays Capital Inc.
JMP Securities LLC
Needham & Company, LLC
Oppenheimer & Co. Inc.
Roth Capital Partners, LLC

Total	2,750,000

        The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

        The underwriters propose initially to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $            per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $            per share from the public offering price. If all the shares are not sold at the public offering price, the offering price and other selling terms may be changed by the underwriters.

        The underwriters have an option to buy up to 412,500 additional shares of common stock from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above.

        The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $            per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	No exercise	Full exercise
Per share	$	$

Total	$	$

        We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $600,000.

        A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

        We have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 90 days after the date of this prospectus supplement, other than the shares of our common stock to be sold hereunder and any shares of our common stock issued upon the exercise of options granted under our existing management incentive plans.

        Our directors and executive officers have entered into lock up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities for a period of 90 days after the date of this prospectus supplement which we refer to as the Restricted Period, may not, without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933. The lock up agreements are subject to certain exceptions, including transfers of shares by our directors or officers (A) as a bona fide gift or gifts, (B) by will or intestate succession or to an immediate family member or to any trust for the direct or indirect benefit of such person or the immediate family of such person, provided that such transfer shall not involve a disposition for value, (C) by operation of law pursuant to a qualified domestic order, provided that such transfer shall not involve a disposition for value, or (D) if the equity holder is a partnership, limited liability company or corporation or similar entity, to any wholly-owned subsidiary, affiliate, partner, member or shareholder or similar party, provided that any such transferee, donee, trustee, or distributee, as the case may be, will be subject to the terms of the lock up agreement and no filing by any party under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer, disposition or distribution. Our directors and officers may enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act, provided that no sales or other dispositions may occur under such plan until after the expiration of the Restricted Period. In addition, our directors and officers may transfer their shares pursuant to a trading plan established prior to July 23, 2016 pursuant to Rule 10b5-1, provided that no modification is made to the formula, algorithm or computer program with respect to such trading plan during the Restricted Period.

        In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' option to purchase additional shares referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

        The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

        These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over the counter market or otherwise.

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling Restrictions

Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares of common stock may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia for a period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

        The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Chile

        The shares are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement and other offering materials relating to the offer of the shares do not constitute a public offer of, or an invitation to subscribe for or purchase, the shares in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not "addressed to the public at large or to a certain sector or specific group of the public").

Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

European Economic Area

        In relation to each member state of the European Economic Area (each, a "Member State"), no offer of any shares of our common stock which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our common stock referred to in (a) to (c) above shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person located in a Member State to whom any offer of shares of our common stock is made or who receives any communication in respect of an offer of shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with each representative and us that (1) it is a "qualified investor" within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares of our common stock acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or where shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

        We, the representatives and our and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

        This prospectus supplement has been prepared on the basis that any offer of shares of our common stock in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the representatives to publish a prospectus pursuant to Article 3 of the

Prospectus Directive in relation to such offer. Neither the Company nor the representatives have authorized, nor do they authorize, the making of any offer of shares of our common stock in circumstances in which an obligation arises for us or the representatives to publish a prospectus for such offer.

        For the purposes of this provision, the expression "offer of shares of our common stock to the public" in relation to any shares of our common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

        The above selling restriction is in addition to any other selling restrictions set out in this section.

Hong Kong

        Each underwriter has represented and agreed that:

  (a)
  it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any of our common stock other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

  (b)
  it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to our common stock, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Israel

        In the State of Israel, the shares of our common stock offered hereby may not be offered to any person or entity other than the following:

  (a)
  a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

  (b)
  a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;

  (c)
  an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

  (d)
  a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

  (e)
  a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

  (f)
  a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

  (g)
  an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;

  (h)
  a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

  (i)
  an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and

  (j)
  an entity, other than an entity formed for the purpose of purchasing shares in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 50 million.

        Any offeree of the shares offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus supplement will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

Japan

        The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

New Zealand

        This prospectus supplement has not been registered with the office of the Registrar of Companies in New Zealand and is not a registered prospectus or investment statement for the purposes of New Zealand law.

        The provision of this prospectus supplement to any person in New Zealand does not constitute an offer of the shares of our common stock to that person or an invitation to that person to subscribe for the shares of our common stock other than (i) to any or all of the following persons only (A) to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money, and/or (B) persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares of our common stock, and/or (C) any other person who in all the circumstances can properly be regarded as having been selected other than as members of the public; or (ii) to eligible persons only in accordance with section 5(2CB) of the Securities Act 1978 (New Zealand).

        No investor shall subscribe for, offer, sell or deliver any shares of our common stock or distribute this prospectus or any advertisement relating to the shares of our common stock in breach of the Securities Act 1978 and, in particular, no investor shall offer for sale shares of our common stock to any member of the public in New Zealand in breach of the Securities Act 1978. By subscribing for the shares of our common stock, each investor: (a) warrants it is a person described in paragraph (i) or (ii) above and (b) undertakes to comply with the above selling restrictions.

Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

Switzerland

        The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, us or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and any offers of shares of common stock have not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of w interests in collective investment schemes under the CISA does not extend to acquirers of shares.

United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended, or the FSMA, received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom

        Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

 LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, is acting as counsel to the underwriters.

EXPERTS

        The audited financial statements, schedule, and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

        The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 25, 2016;

  •
  The information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 7, 2016;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 5, 2016;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on July 29, 2016;

  •
  Our Current Reports on Form 8-K, filed with the SEC on February 16, May 26, June 6 and July 25, 2016; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-35140), filed with the SEC on May 31, 2012, including any subsequent amendment or any report filed for the purpose of updating such description.

        All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.

        Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

        Any statement contained in a document incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the documents that have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost. Any such request may be made in writing or by telephoning our Investor Relations department at the following address or telephone number:

Ellie Mae, Inc.
4420 Rosewood Drive, Suite 500
Pleasanton, California 94588
Attention: Investor Relations
Telephone: (925) 227-7000

PROSPECTUS

Ellie Mae, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

        By this prospectus, we may offer and sell from time to time, in one or more offerings, shares of our common stock, shares of our preferred stock, debt securities, warrants, rights, units or any combination thereof as described in this prospectus. Certain of these securities may be convertible into or exercisable or exchangeable for our common stock or preferred stock or other securities of Ellie Mae. Further, any selling stockholders may offer and sell from time to time, in one or more offerings, shares of our common stock as described in this prospectus. You should read this prospectus, any prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities. The prospectus supplement or free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

        Our common stock is listed on the New York Stock Exchange under the symbol "ELLI."

        We or any selling stockholders may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If we or any selling stockholders use any agents, underwriters or dealers to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we and any selling stockholders expect to receive from the sale of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock by any selling stockholders.

        Investing in our securities involves risks. You should carefully consider the risks described under "Risk Factors" on page 5 of this prospectus, as well as in the applicable prospectus supplement, any related free writing prospectus and other information contained or incorporated by reference into this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 1, 2016.

        We are responsible for the information contained in, and incorporated by reference into, this prospectus; any accompanying prospectus supplement; and in any related free writing prospectus that we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented by this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless we have indicated otherwise, references in this prospectus to "Ellie Mae," "we," "us," "our" and similar terms refer to Ellie Mae, Inc. and its wholly-owned subsidiaries.

SUMMARY

About This Prospectus

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. We or any selling stockholder may offer the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities to be offered. Each time we or any selling stockholders sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering. In the prospectus supplement or free writing prospectus relating to any sales by selling stockholders, we will, among other things, identify the number of shares of our common stock that each of the selling stockholders will be selling. The applicable prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Before making an investment in our securities, you should carefully read both this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, together with the information incorporated, and deemed to be incorporated by reference, herein as described under "Incorporation of Certain Information by Reference" and the additional information described under the heading "Where You Can Find More Information." This prospectus may not be used to sell our common stock, preferred stock, debt securities, warrants, rights or units, unless accompanied by a prospectus supplement.

        The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we or any selling stockholders may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading "Where You Can Find More Information."

 ELLIE MAE, INC.

Overview

        We are a leading provider of innovative on-demand software solutions and services for the residential mortgage industry in the United States. Our Encompass all-in-one mortgage management solution provides one system of record that allows banks, credit unions and mortgage lenders to originate and fund mortgages and improve compliance, loan quality and efficiency. At June 30, 2016, approximately 153,000 mortgage professionals used Encompass for their mortgage management solution.

        Our Encompass software is an all-in-one, comprehensive enterprise solution that handles most of the functions involved in running the business of originating mortgages, including: customer relationship management; loan processing; underwriting; preparation of mortgage applications, disclosure agreements and closing documents; funding and closing the loan for the borrower; compliance with regulatory and investor requirements and overall enterprise management that provides one system of record for loans. Delivery of our Encompass software in an on-demand Software-as-a-Service, or SaaS, environment provides customers with the added benefits of lower up front implementation costs and reduced need for an infrastructure of servers, storage and network devices and the staff needed to support the infrastructure. Moreover, SaaS Encompass provides access to the most current version of the software, including periodic upgrades and regulatory updates. We also host the Ellie Mae Network, a proprietary electronic platform that allows Encompass users to conduct electronic business transactions with investors and service providers whom they work with in order to process and fund loans.

        For mortgage originators, Encompass is a comprehensive mortgage management system that handles key business and management functions involved in running a residential mortgage origination business. Mortgage originators use Encompass as a single tool for loan processing, marketing and customer communication and to interact electronically with lenders, investors and service providers over the Ellie Mae Network. We also offer Encompass users a variety of other on-demand software services, including: Encompass CenterWise, which is a bundled offering of electronic document management and websites used for customer relationship management such as Encompass WebCenter and Encompass TPO WebCenter; Encompass Compliance Service, which is a service that automatically checks for compliance with federal, state and local regulations throughout the origination process; Encompass Docs Solution, which is a service that automatically prepares the disclosure and closing documents necessary to fund a mortgage; Encompass CRM, which offers a suite of sales and marketing tools for managing contacts, leads and marketing campaigns; Encompass Product and Pricing Service, which allows Encompass users to compare loans offered by different lenders and investors to determine appropriate mortgage programs available to a particular borrower; Encompass Flood Service, which allows Encompass users to order and transfer flood zone certifications; Encompass Consumer Direct, which is a web-based tool that allows borrowers to complete a loan application online; Total Quality Loan, which offers the following suite of services: (i) Encompass Fraud Service, which enables fraud detection, valuation, validation and risk analysis services using streamlined workflows and processing rules; (ii) Encompass 4506-T, a tax transcript service which provides income verification capability to our customers; and (iii) Encompass Appraisal Service, a service for ordering and managing appraisals; and content and services under our AllRegs brand, which include research and reference, education, documentation and data and analytics products relating to the mortgage industry.

        For the lenders, investors and service providers on the Ellie Mae Network, we provide electronic connectivity that allows them to do business with mortgage origination professionals using Encompass.

        Mortgage originators pay for SaaS Encompass in one of two models: recurring monthly subscription fees or monthly fees based on the number of licensed users and mortgages funded, which we refer to as Success Based Pricing. Our additional services are paid on a subscription or transaction basis. Lenders and service providers participating in the Ellie Mae Network also pay us fees, generally on a per transaction basis, for transactions processed through the Ellie Mae Network from Encompass users.

        Under the AllRegs brand, our research and reference products include single and multifamily underwriting & insuring guidelines as well as libraries of federal and state laws and regulations, and we are the exclusive electronic publisher of the Fannie Mae and Freddie Mac Single and Multi-Family Seller/Servicer Guides and The Federal Home Loan Banks' MPF Program Guidelines. Our educational division, AllRegs Academy, offers courses related to the mortgage industry, including self-paced training, instructor-led online courses, webinars or live classroom training and certified continuing education classes for state licensed mortgage originators. In addition, through the AllRegs brand, we offer documentation and learning management solutions to facilitate our customers' mortgage lending compliance, as well as data and analytics services relating to investor loan products.

Corporate Information

        Founded in 1997 as a California corporation, we were reincorporated as a Delaware corporation in November 2009. We completed our initial public offering in April 2011, and our common stock is listed on the New York Stock Exchange under the symbol "ELLI." Our mailing address and executive offices are located at 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588, and our telephone number at that address is (925) 227-7000. Our website address is www.elliemae.com. Information contained on our website is not incorporated by reference into this prospectus, any prospectus supplement or into any information incorporated herein by reference. You should not consider information on our website to be part of this prospectus, prospectus supplement or any information incorporated by reference herein.

        The "Ellie Mae," "Encompass," "AllRegs" and other trademarks or service marks of Ellie Mae appearing in this prospectus and any prospectus supplement are the property of Ellie Mae.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth, for the periods presented, our ratio of earnings to fixed charges. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding and we were not required to pay, and we have not declared or paid, any preferred stock dividends for any of the periods presented in the table below. Accordingly, a ratio of earnings to combined fixed charges and preferred stock dividends and the ratio of earnings to fixed charges set forth below would be identical. For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense. We have no outstanding debt obligations other than capital leases related to office equipment and have included the related interest expense in the ratio below. We have not included a calculation of the interest component of rent expense in the ratio below. You should read this ratio in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Fiscal Year Ended					Six Months Ended
	December 31, 2011	December 31, 2012	December 31, 2013	December 31, 2014	December 31, 2015	June 30, 2016
Ratio of earnings to fixed charges(1)	22.5x	112.9x	144.9x	314.2x	371.7x	361.8x

(1)
The ratio of earnings to fixed charges represents the number of times that fixed charges are covered by earnings.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any prospectus supplement or free writing prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements include, but are not limited to, statements concerning our strategy, future operations, future financial performance, future revenues, future profitability, future products and services, projected costs, expectations regarding demand and acceptance of our products and services, growth opportunities, our reputation, future economic conditions, trends in the market in which we operate, the plans and objectives of management and the statements set forth in the section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in our other filings with the SEC. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the risks set forth in the section captioned "Risk Factors" in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in our other filings with the SEC. We do not assume any obligation to update any forward-looking statements, except as required by law.

        Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to this offering. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

        We file annual, quarterly and current reports and other information with the SEC. You may read and copy any materials we file at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains a website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC.

        These documents are also available, free of charge, through the Investor Relations section of our website, which is located at www.elliemae.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

RISK FACTORS

        You should carefully consider the risks described in "—Part II—Other Information,—Item 1A—Risk Factors," in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, together with the other information set forth in this prospectus and in the other documents that we include or incorporate by reference into this prospectus and any prospectus supplement that we provide in connection with our offering of securities described in this prospectus, which could materially affect our business, financial condition and future results. The risks described in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 are not the only risks facing our company. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and operating results.

 USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any applicable prospectus supplement or free writing prospectus will be used for general corporate purposes. We will have significant discretion in the use of any net proceeds. We may invest the net proceeds temporarily until we use them for their stated purpose. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement and/or free writing prospectus.

        We will not receive any proceeds from the sale of shares of our common stock by any selling stockholders.

DESCRIPTION OF THE SECURITIES

        We may issue from time to time, in one or more offerings, the following securities:

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  shares of our common stock;

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  shares of our preferred stock;

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  debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible;

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  warrants to purchase shares of our common stock and preferred stock;

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  rights to purchase shares of our common stock, shares of our preferred stock or other securities; and

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  units consisting of our common stock, preferred stock and/or warrants to purchase any of these securities.

        In addition, any selling stockholders may offer and sell from time to time, in one or more offerings, shares of common stock as described in this prospectus.

        We or any selling stockholders will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us or any selling stockholders will be contained in the prospectus supplement, and other offering material, relating to such offer.

SELLING STOCKHOLDERS

        This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the "selling stockholders," of shares of our common stock. Any selling stockholders originally acquired the shares of our common stock included in this prospectus through (1) private placements of our common stock, and (2) issuances of shares of common stock, restricted stock unit awards, performance-vesting restricted stock unit awards, other awards and options to acquire common stock issued to officers, directors and employees pursuant to our equity plans and certain non-plan equity awards. Information about any selling stockholders, where applicable, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated herein by reference. Selling stockholders will not be able to sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders. However, any selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

        We or any selling stockholders may sell our securities from time to time in one or more transactions. We or any selling stockholders may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue common stock as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase our securities and reoffer them to the public. We or any selling stockholders may also offer and sell, or agree to deliver, our securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we or any selling stockholders designate may solicit offers to purchase our securities.

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  We or any selling stockholders will name any agent involved in offering or selling our securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

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  Unless we or any selling stockholders indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

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  Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

        We or any selling stockholders may use an underwriter or underwriters in the offer or sale of our securities.

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  If we or any selling stockholders use an underwriter or underwriters, we or any selling stockholders will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

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  We or any selling stockholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

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  The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell our securities.

        We or any selling stockholders may use a dealer to sell our securities.

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  If we or any selling stockholders use a dealer, we and any selling stockholders will sell our securities to the dealer, as principal.

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  The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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  We or any selling stockholders will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

        We or any selling stockholders may solicit directly offers to purchase our securities, and we or any selling stockholders may directly sell our securities to institutional or other investors. We or any selling stockholders will describe the terms of direct sales in the applicable prospectus supplement.

        We or any selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

        We or any selling stockholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates or any selling stockholders, may be customers of, engage in transactions with or perform services for us or our respective affiliates or the selling stockholders, in the ordinary course of business.

        We or any selling stockholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

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  If we or any selling stockholders use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we or any selling stockholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

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  These delayed delivery contracts will be subject only to the conditions that we or any selling stockholders describe in the prospectus supplement.

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  We or any selling stockholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

        Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell our securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

        Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

        In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of our securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities. If the underwriters create a short position in our securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing our securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of our securities to the extent that it were to discourage resales of our securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        We or any selling stockholders may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

        Any selling stockholders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference. Any selling stockholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell, and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered hereby will be passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

EXPERTS

        The audited financial statements, schedule, and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

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  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 25, 2016;

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  The information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 7, 2016;

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  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 5, 2016;

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  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on July 29, 2016;

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  Our Current Reports on Form 8-K, filed with the SEC on February 16, May 26, June 6 and July 25, 2016; and

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  The description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-35140), filed with the SEC on May 31, 2012, including any subsequent amendment or any report filed for the purpose of updating such description.

        All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such reports and other documents.

        Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that are deemed to have been furnished to, rather than filed with, the SEC.

        Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

        Ellie Mae, Inc. hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost. Any such request may be made in writing or by telephoning our Investor Relations department at the following address or telephone number:

Ellie Mae, Inc.
4420 Rosewood Drive, Suite 500
Pleasanton, California 94588
Attention: Investor Relations
Telephone: (925) 227-7000

2,750,000 Shares

J.P. Morgan	Morgan Stanley	Barclays

JMP Securities	Needham & Company	Oppenheimer & Co.	Roth Capital Partners

                    , 2016